                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Company's Annual Report pertaining to Scientific Measurement Systems, Inc. of our report dated as of March 17, 2000, with respect to the consolidated financial statements of Scientific Measurement Systems, Inc. included in the Form 10-KSB for the year ended July 31, 1999, which contains an explanatory paragraph regarding the company's ability to continue as a going concern.

/s/ Dickey, Rush, Duncan, Scott & Co.
-----------------------------------------
Dickey, Rush, Duncan, Scott & Co., P.C.